Filed Pursuant to Rule 424(b)(2)

Registration No. 333-216433

CALCULATION OF REGISTRATION FEE

Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.950% Notes due 2029	$300,000,000	99.579%	$298,737,000	$38,777

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(to Prospectus dated March 3, 2017)

$300,000,000

Dover Corporation

2.950% Notes due 2029

Dover Corporation is offering $300,000,000 aggregate principal amount of 2.950% notes due 2029 (the “notes”). Interest on the notes will be payable in arrears semi-annually on May 4 and November 4 of each year, commencing on May 4, 2020. The notes will mature on November 4, 2029.

We may redeem some or all of the notes at any time, at the applicable redemption price described under the heading “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, to, but not including, the redemption date, beginning on page S-10 of this prospectus supplement.

Upon the occurrence of a change of control triggering event, the holders of the notes may require us to repurchase some or all of their notes at a purchase price equal to 101% of the principal amount of the notes plus accrued interest to, but excluding, the repurchase date. See “Description of Notes—Change of Control” beginning on page S-11 of this prospectus supplement.

The notes will be our senior unsecured debt obligations and will rank on parity with all of our other senior unsecured indebtedness. The notes will not be convertible or exchangeable for any other securities. The notes will be issued in minimum denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

Concurrently with this offering, we intend to offer €500,000,000 aggregate principal amount of senior notes (the “Euro notes”) in one or more series, which offering will be made by means of a separate prospectus supplement and not by means of this prospectus supplement (the “Euro Notes Offering”). The completion of this offering is not contingent on completion of the Euro Notes Offering, and the completion of the Euro Notes Offering will not be contingent on the completion of this offering. We cannot assure you that either this offering or the Euro Notes Offering will be consummated or, if consummated, on what terms such offerings will be consummated.

Investing in our notes involves risks that are described under “Risk Factors” beginning on page S-5 of this prospectus supplement and under “Risk Factors” on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount(2)	Proceeds, Before Expenses, to Us
Per note	99.579%	0.650%	98.929%
Total	$298,737,000	$1,950,000	$296,787,000

(1)	Plus accrued interest, if any, from November 4, 2019.
(2)	The underwriters have agreed to reimburse us for certain expenses incurred by us in connection with this offering. See “Underwriting.”

We do not intend to apply for listing of the notes on any securities exchange.

We expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about November 4, 2019, which is the fifth business day following the date of this prospectus supplement. Purchasers of the notes should note that trading of the notes may be affected by this settlement date.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan

BofA Securities	Citigroup	Deutsche Bank Securities	HSBC

Co-Managers

ING	Mizuho Securities	Scotiabank	SEB

US Bancorp	Wells Fargo Securities

October 28, 2019

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and other matters relating to us and our business, properties, financial condition, results of operations and prospects. The second part is the accompanying prospectus, which gives more general information about debt securities we may offer from time to time, some of which does not apply to the notes we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent that information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement replaces the information in the accompanying prospectus.

Except as the context otherwise requires, or as otherwise specified in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the Company” and “Dover” refer to Dover Corporation and its subsidiaries. References to “euro,” “euros” and “€” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty on the functioning of the European Union, as amended, and “U.S. dollars,” “U.S.$” or “$” are to the currency of the United States of America. Except as noted, all financial data included or incorporated by reference in this prospectus supplement have been presented in accordance with generally accepted accounting principles of the United States of America.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we may refer you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should only assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front of the respective document. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

Neither this prospectus supplement, any related free writing prospectus that we provide to you nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any notes and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision with respect to the notes.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, we have filed a registration statement and related exhibits with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.dovercorporation.com. Except for the SEC filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus, the contents of our website are not part of these documents.

S-ii

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information which we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement and the accompanying prospectus and in our other filings with the SEC.

We incorporate by reference the following documents that we previously filed with the SEC (SEC File No. 001-04018) (other than any information in such documents that is deemed not to be filed):

•	our annual report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 15, 2019 (the “2018 Annual Report”);

•	the portions of our proxy statement filed with the SEC on March 21, 2019 incorporated by reference into the 2018 Annual Report;

•

our quarterly reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on April 18, 2019, July 18, 2019 and October 17, 2019, respectively; and

•	our current reports on Form 8-K, filed with the SEC on February 25, 2019, May 7, 2019, May 16, 2019, July 10, 2019, August 2, 2019, September 5, 2019, and October 10, 2019.

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date hereof and prior to the termination of the offering; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K, unless, and to the extent, specified in any such current report on Form 8-K. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement and accompanying prospectus.

You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

Dover Corporation

3005 Highland Parkway, Suite 200

Downers Grove, IL 60515

Attention: Corporate Secretary

Telephone: +1-630-541-1540

S-iii

FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus may constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be indicated by words or phrases such as “may,” “anticipate,” “expect,” “believe,” “intend,” “guidance,” “estimate,” “suggest,” “will,” “plan,” “should,” “would,” “could,” “forecast” and other words and terms that use the future tense or have a similar meaning but the absence of such words or phrases does not mean that particular statements are not forward-looking. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, foreign exchange, changes in operations, acquisitions, industries in which Dover businesses operate, anticipated market conditions and our positioning, global economies and operating improvements. Forward-looking statements are based on current expectations and are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Dover’s control. Factors that could cause actual results to differ materially from current expectations, include, among others, the factors discussed under “Risk Factors” herein, under “Risk Factors” in our filings with the SEC incorporated by reference and the factors listed below:

•	general economic conditions and conditions in the particular markets in which Dover operates;

•	changes in customer demand and capital spending;

•	competitive factors and pricing pressures;

•	Dover’s ability to develop and launch new products in a cost-effective manner;

•	changes in law, including the effect of U.S. tax reform and developments with respect to trade policy and tariffs;

•	Dover’s ability to identify and complete acquisitions and integrate and realize synergies from newly acquired businesses;

•	the impact of interest rate and currency exchange rate fluctuations;

•	capital allocation plans and changes in those plans, including with respect to dividends, share repurchases, investments in research and development, capital expenditures and acquisitions;

•	Dover’s ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions;

•	changes in material costs or the supply of input materials;

•	the impact of legal compliance risks and litigation, including with respect to product quality and safety, cybersecurity and privacy; and

•	Dover’s ability to capture and protect and enforce intellectual property rights.

We do not undertake to update any forward-looking statement that we may make from time to time, except as required by law.

S-iv

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Dover Corporation

Dover Corporation is a diversified global manufacturer delivering innovative equipment and components, specialty systems, consumable supplies, software and digital solutions and support services through three operating segments: Engineered Systems, Fluids, and Refrigeration & Food Equipment. The Company’s entrepreneurial business model encourages, promotes and fosters deep customer engagement and collaboration, which has led to Dover’s well-established and valued reputation for providing superior customer service and industry-leading product innovation. Dover was incorporated in 1947 in the State of Delaware and became a publicly traded company in 1955. Dover’s corporate headquarters is located at 3005 Highland Parkway in Downers Grove, Illinois 60515.

Dover’s three operating segments are as follows:

•

Our Engineered Systems segment is comprised of two platforms, Printing & Identification and Industrials, and is focused on the design, manufacture and service of critical equipment and components serving the fast-moving consumer goods, digital textile printing, vehicle service, environmental solutions and industrial end markets.

•

Our Fluids segment, serving the Fueling & Transport, Pumps and Process Solutions end markets, is focused on the safe handling of critical fluids, and providing critical components to the retail fueling, chemical, hygienic, oil and gas, power generation and industrial markets.

•	Our Refrigeration & Food Equipment segment is a provider of innovative and energy efficient equipment and systems serving the commercial refrigeration and food equipment end markets.

Effective October 1, 2019, Dover transitioned from a three-segment to a five-segment structure as a result of a change to its internal organization. This new structure will increase management efficiency and better align Dover’s operations with its strategic initiatives and capital allocation priorities across its businesses. The five reportable segments are as follows:

•	Engineered Products

•	Fueling Solutions

•	Imaging & Identification

•	Pumps & Process Solutions

•	Refrigeration & Food Equipment

Beginning with the year ending December 31, 2019, Dover’s segment results and disclosures will reflect the new segment structure for all periods presented.

Euro Notes Offering

Concurrently with this offering, we intend to offer the Euro notes in one or more series, which offering will be made by means of a separate prospectus supplement and not by means of this prospectus supplement. The completion of this offering is not contingent on completion of the Euro Notes Offering, and the completion of the Euro Notes Offering will not be contingent on the completion of this offering. We cannot assure you that either this offering or the Euro Notes Offering will be consummated or, if consummated, on what terms such offerings will be consummated. We intend to use the net process from any Euro Notes Offering, together with the net proceeds from this offering, to fund the redemption of certain outstanding senior notes issued by us. See “Use of Proceeds” and “Capitalization.”

Redemption of Senior Notes

As of the date of this prospectus supplement, we have outstanding $450,000,000 aggregate principal amount of 4.300% Notes due 2021 (the “4.300% Notes”) and €300,000,000 aggregate principal amount of 2.125% Notes due 2020 (the “2.125% Notes” and together with the 4.300% Notes, the “Existing Notes”). We intend to redeem a portion or all of the outstanding Existing Notes using the net proceeds from this offering and the Euro Notes Offering. See “Use of Proceeds” and “Capitalization.”

The Offering

The following is a brief summary of some of the terms of the notes. For a more complete description of the terms of the notes see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. The term “notes” refers, to the 2.950% notes due 2029.

Issuer	Dover Corporation

Notes Offered	$300,000,000 aggregate principal amount of 2.950% notes due 2029.

Maturity	November 4, 2029.

Interest Rate	The notes will bear interest at a rate of 2.950% per annum.

Interest Payment Dates	May 4 and November 4 of each year, beginning on May 4, 2020.

Ranking	The notes will be unsecured and rank on parity with all of our other unsecured and unsubordinated indebtedness. As of September 30, 2019, we had approximately $5,651.7 million of total liabilities on a consolidated basis, including $2,920.3 million of senior indebtedness outstanding. Of this amount, the Company’s subsidiaries had approximately $2,175.6 million of liabilities (including trade payables) to which the notes will be effectively subordinated.

Form and Denomination	The notes will be issued in minimum denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. The notes will be issued in book-entry form and will be represented by global securities deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certified notes, except in limited circumstances described under “Description of Notes—Book-Entry, Delivery and Form.”

Optional Redemption	We may redeem the notes in whole or in part at any time prior to August 4, 2029 (the date that is three months prior to the maturity date of the notes) at the “make-whole” redemption price determined as described under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, to, but excluding, the redemption date. We may redeem the notes in whole or in part at any time on or after August 4, 2029 (the date that is three months prior to the maturity date of the notes) at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, to, but excluding, the redemption date.

Change of Control	Upon a change of control triggering event, the holders of the notes may require us to repurchase some or all of their notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest to, but excluding, the repurchase date. See “Description of Notes—Change of Control.”

Further Issues	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms as and ranking equally and ratably with the notes in all respects.

Governing Law	State of New York.

Trustee	The Bank of New York Mellon.

Use of Proceeds	We estimate that the net proceeds from the offering, after deducting the underwriters’ discount and estimated offering expenses payable by us, will be approximately $296.14 million. We intend to use these proceeds to partially fund the redemption of the Existing Notes, together with any proceeds from the Euro Notes Offering. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	See “Risk Factors” included in this prospectus supplement and “Risk Factors” in the accompanying prospectus, as well as the “Risk Factors” contained in the documents incorporated or deemed incorporated by reference herein, for a discussion of risks you should carefully consider before deciding to invest in the notes.

Other Offering	We may commence a separate offering of euro-denominated notes by means of a separate prospectus supplement. Neither offering will be subject to completion of the other.

RISK FACTORS

Before investing in the notes, you should carefully consider the risks described below in addition to the risks described in “Item 1A. Risk Factors” in our 2018 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

The notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the debt and other liabilities of our subsidiaries.

We conduct substantially all of our operations through our subsidiaries. Our only source of cash to pay principal of and premium and additional amounts, if any, and interest on the notes is from dividends and other payments from our subsidiaries. Our subsidiaries’ ability to make such payments may be restricted by, among other things, applicable state and foreign corporate laws and other laws and regulations. However, the notes will be obligations exclusively of Dover Corporation and will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all debt and other liabilities of our subsidiaries (including liabilities to trade creditors), which means that creditors of our subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets.

As of September 30, 2019, we had approximately $5,651.7 million of total liabilities on a consolidated basis, including $2,920.3 million of senior indebtedness outstanding. Of this amount, our subsidiaries had approximately $2,175.6 million (including trade payables) to which the notes will be effectively subordinated.

There are no financial covenants in the indenture.

Neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including senior debt, under the indenture governing the notes. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted from paying dividends or issuing or repurchasing our securities under the indenture.

There are no financial covenants in the indenture, other than limitations on the incurrence of secured debt and sale and leaseback transactions. However, there are financial covenants in the agreement governing our outstanding credit facility and there may be financial covenants in agreements governing our future indebtedness. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Notes—Change of Control” in this prospectus supplement and “Description of Debt Securities—Mergers, Consolidations and Certain Sales of Assets” included in the accompanying prospectus.

We may not be able to repurchase all of the notes upon a change of control triggering event.

Upon the occurrence of a change of control triggering event, the holders of notes may require us to repurchase some or all of their notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest to, but excluding, the repurchase date. As described under “Description of Notes—Change of Control,” upon the occurrence of a change of control triggering event, we will be required to make to each holder of then outstanding notes an offer to repurchase the notes. We may not have sufficient funds to repurchase the notes and our other outstanding debt securities that contain similar repurchase obligations or the ability to arrange necessary financing on acceptable terms to effect the repurchase of all such notes and other debt securities. Our failure to offer to repurchase all outstanding notes or to repurchase all validly tendered notes would be an event of default under the indenture for the notes. Such an event of default may cause the acceleration of our other debt. In addition, the terms of our other debt agreements or applicable law may limit our ability to repurchase the notes for cash.

We have outstanding indebtedness, and our indebtedness may increase if we issue additional debt securities and do not retire existing debt.

We have outstanding debt and other financial obligations and significant unused borrowing capacity. Our debt level and related debt service obligations could have important consequences. For example, our existing and future debt and other financial obligations could:

•	require us to dedicate significant cash flow from operations to the payment of principal and interest on our debt, which would reduce the funds we have available for other purposes;

•	reduce our flexibility in planning for or reacting to changes in our business and market conditions; and

•	expose us to interest rate risk since a portion of our debt obligations is at variable rates.

If we incur new debt, the risks described above could increase.

An active trading market for the notes may not develop.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot assure you whether trading markets for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. In addition, the liquidity of any trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for these notes, prevailing interest rates and changes in our consolidated financial condition, results of operations or prospects, general economic conditions and other factors. As a result, there is no assurance that an active trading market will develop for the notes. Certain of the underwriters for this offering have advised us that they currently intend to make a market in the notes after completion of the offering. However, the underwriters are not obligated to do so and may discontinue any market-making with respect to the notes at any time without notice, in their sole discretion. To the extent an active trading market does not develop, you may not be able to resell your notes at their fair market value or at all.

Changes in our credit ratings or the debt markets could adversely affect the market prices of the notes.

The market prices for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market prices of the notes.

Credit rating agencies continually review their ratings for the companies that they follow, including us. Negative changes in our ratings could have an adverse effect on the market prices of the notes.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes in this offering will be approximately $296.14 million, after deducting the underwriters’ discount and estimated offering expenses payable by us.

We expect to use the net proceeds of this offering, together with the net proceeds of the Euro Notes Offering, if any, to partially fund the anticipated redemption of one or both series of our Existing Notes. This prospectus supplement does not constitute a notice of redemption of the Existing Notes.

We intend to use any remaining net proceeds of this offering for general corporate purposes, which may include repayment of commercial paper, repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, any future acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term debt prior to use.

Certain of the underwriters and/or their affiliates may hold positions in the 4.300% Notes and/or the 2.125% Notes, which may be repaid with the net proceeds of this offering, and therefore may receive a portion of such proceeds upon such repayment.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2019:

•	on a principal basis,

•	on an actual basis, and

•

on an “as adjusted” basis to give effect to the sale of the notes in this offering, the sale of the Euro notes in the Euro Notes Offering, the redemption of the Existing Notes and the application of the net proceeds from this offering and the Euro Notes Offering after deducting the underwriters’ discounts and estimated offering expenses.

You should read this table in conjunction with “Use of Proceeds” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. The capitalization table below is not necessarily indicative of our future capitalization or financial condition.

	September 30, 2019
	Principal	Actual(1)	As adjusted(2)
	(in thousands, except par value and share amounts)
Short-term debt
Commercial paper	$182,700	$182,700	$182,700

Notes Payable	$182,700	$182,700	$182,700

Long-term debt
2.125% notes due 2020 (euro-denominated)	€300,000	$327,726	$—
4.300% notes due 2021	$450,000	449,477	—
3.150% notes due 2025	$400,000	395,874	395,874
1.250% notes due 2026 (euro-denominated)	€600,000	648,551	656,832
6.650% debentures due June 1, 2028	$200,000	199,130	199,130
5.375% debentures due October 15, 2035	$300,000	295,998	295,998
6.600% notes due 2038	$250,000	247,911	247,911
5.375% notes due 2041	$350,000	344,062	344,062
2.950% notes due 2029 offered hereby	$300,000	—	296,141
0.750% notes due 2027 offered in the Euro Notes Offering(3)	€500,000	—	546,947

Total long-term debt		$2,908,729	$2,982,895
Common stock, $1 par value, authorized 500,000,000 shares; issued and outstanding 258,426,633 shares		$258,426	$258,426
Additional paid-in capital		872,989	872,989
Accumulated other comprehensive loss		(257,190)	(257,190)
Retained earnings		8,114,260	8,114,260
Common shares in treasury, at cost; 113,167,617 shares		(5,970,842)	(5,970,842)

Total stockholders’ equity		$3,017,643	$3,017,643

Total capitalization		$6,109,072	$6,183,238

(1)

Carrying amount is net of unamortized debt discount and deferred debt issuance costs. Total unamortized debt discounts were $14.5 million as of September 30, 2019. Total deferred debt issuance costs were $11.6 million as of September 30, 2019.

(2)

The amount of the “as adjusted” column of the above table is the U.S. dollar equivalent of the aggregate principal amount from euro using an exchange rate of €1.00 = $1.1081, the noon buying rate published by the Federal Reserve Bank of New York for the euro/U.S.$ exchange rate on October 25, 2019. Carrying amount is net of unamortized debt discount and deferred issuance costs, as adjusted, which were $19.3 million and $16.7 million, respectively, as of September 30, 2019.

(3)	Assumes completion of Euro Notes Offering.

DESCRIPTION OF NOTES

The following description of the terms of the notes offered hereby supplements, and to the extent it is inconsistent therewith replaces, the description of the general terms of debt securities set forth in the accompanying prospectus, to which description reference is hereby made. In this “Description of Notes” section, the terms “we,” “our,” “us,” “the Company” and “Dover” refer solely to Dover Corporation (and not its subsidiaries).

General

The notes will be issued under our indenture dated as of February 8, 2001 between us and The Bank of New York Mellon, a New York banking corporation, as successor trustee to JPMorgan Chase Bank, N.A. (successor to Bank One Trust Company, N.A.), as supplemented by the first supplemental indenture, dated as of October 13, 2005, the second supplemental indenture, dated as of March 14, 2008, the third supplemental indenture, dated as of February 22, 2011, the fourth supplemental indenture, dated as of December 2, 2013, the fifth supplemental indenture, dated as of November 3, 2015, the sixth supplemental indenture, dated as of November 9, 2016, the seventh supplemental indenture, to be dated as of November 4, 2019, and the eighth supplemental indenture to be entered into between us and The Bank of New York Mellon, as trustee (together, the “indenture”).

The notes will constitute a new separate series of notes under the indenture and will mature on November 4, 2029.

The notes will bear interest at the rate of 2.950% per year, accruing from November 4, 2019 or the most recent interest payment date to which interest has been paid or provided for. We will pay interest on the notes semi-annually in arrears on May 4 and November 4 of each year, beginning on May 4, 2020, to the persons in whose names the notes are registered at the close of business on the preceding April 15 or October 15, as the case may be.

We will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will be our senior unsecured debt obligations and will rank on parity with all of our other senior unsecured indebtedness.

The notes will not have the benefit of any sinking fund. The notes will not be convertible or exchangeable.

The provisions relating to defeasance and covenant defeasance that are described below will apply to the notes.

Transfer of the notes shall be registrable, the notes shall be exchangeable for notes of a like aggregate principal amount and notices and demands to or on us in respect of the notes and the indenture may be served at the office or agency we maintain for such purpose in New York, New York, which shall initially be the Corporate Trust Office of the trustee in New York, New York.

Business Day

The term “business day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

Issuance of Additional Notes

The notes are initially limited in aggregate principal amount to $300,000,000. We may, without the consent of the holders, increase the principal amount of notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue date, issue price, interest accrued prior to the issue date of the additional notes and, in some cases, the first interest payment date. The additional notes will be fungible for U.S. federal income tax purposes with the notes, unless such additional notes are issued with a separate CUSIP number from the notes offered hereby. Under the indenture, notes and any additional notes we may issue will be treated as a single series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.

We also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the series of notes offered hereby.

Optional Redemption

The notes will be redeemable, in whole or in part, at our option and from time to time. If the notes are redeemed before the Par Call Date (as defined below), the notes will be redeemed at a redemption price equal to the greater of:

(1)    100% of the principal amount of the notes to be redeemed; and

(2)    the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points;

plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date. Notwithstanding the foregoing, installments of interest on notes to be redeemed that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

If the notes are redeemed on or after the Par Call Date, the notes may be redeemed at a redemption price equal to 100% of the principal amount of the notes then outstanding to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming, for this purpose, that the notes mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations obtained for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Par Call Date” August 4, 2029 (means the date that is three months prior to the maturity date of the notes).

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means each of (1) Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (2) one other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. (New York City time), on the third business day preceding such redemption date.

“Treasury Rate” means with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to actual or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by a method the trustee deems to be fair and appropriate.

Change of Control

If a change of control triggering event occurs with respect to the notes, unless we have exercised our option to redeem the notes as described above, we will be required to make an offer (the “change of control offer”) to each holder of the then outstanding notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the repurchase date (the “change of control payment”). Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, we will mail to holders of the notes, and furnish the trustee with a copy thereof, a notice describing the transaction that constitutes or may constitute the change of control triggering event and offer to repurchase the securities on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”). The notice will set forth the instructions determined by us, consistent with the provisions under this heading “—Change of Control,” that a holder must follow in order to have its notes purchased, and stating that a holder may elect to have such notes purchased by completing the purchase election form annexed to the notes, or a comparable form, together with any other procedures that a holder must follow to accept a change of control offer or effect withdrawal of such acceptance.

The notice will, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the change of control payment date an event of default under the indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.

For purposes of the change of control offer provisions of the notes, the following terms will be applicable:

“Change of control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than our Company or one of our subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the indenture) (other than our Company or one of our subsidiaries). Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (A) we become a direct or indirect wholly-owned subsidiary of a holding company and (B)(i) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (ii) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of control triggering event” means the occurrence of both a change of control and a rating event with respect to the notes.

“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc. and any successor to its rating agency business.

“Rating agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating event” means the rating on the notes is lowered by each of the rating agencies and the notes are rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or our intention to effect a change of control;

provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform a responsible officer of the trustee assigned to the corporate trust office of the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of this phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain. See “Risk Factors—We may not be able to repurchase all of the notes upon a change of control trigger event.”

Defeasance; Satisfaction and Discharge

The notes will be subject to defeasance and discharge and to defeasance of certain covenants as set forth in the indenture. See “Description of Debt Securities—Defeasance and Covenant Defeasance” in the accompanying prospectus.

Modification and Waiver

Supplemental Indentures Requiring Consent of Holders

We (with the authorization of our Board of Directors) and the trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding notes affected by such modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding security affected by such modification or amendment:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any note;

•	reduce the principal amount of, or any premium or interest on, any note;

•	reduce the amount of principal of any note payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any note;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any note;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•

modify such provisions with respect to modification and waiver except to increase percentages or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected thereby.

Supplemental Indentures Not Requiring Consent of Holders

Without the consent of any holders of notes, we and the trustee may supplement the indenture, among other things, to:

•	evidence that another entity has succeeded us and assumed the covenants and obligations of us under the notes and the indenture;

•	add covenants for the benefit of the holders of notes, or to surrender any right or power conferred to us under the indenture;

•	add additional events of default for the benefit of holders of notes;

•	add to or change any provision in the indenture to permit the issuance of notes in uncertificated form;

•

modify or eliminate any provision of the indenture in respect of the notes; provided that such modification (A) will not apply to any debt security created prior to the execution of such supplemental indenture and entitled to the benefit of the existing provision, nor modify the rights of the holder of any notes with respect to the existing provision or (B) will only become effective when there is no such debt security outstanding;

•	pledge property to the trustee as security for the notes;

•	establish the form and terms of any other series of debt securities as permitted by in the indenture;

•	evidence any change of the trustee with respect to the notes, or provide for the administration of the trusts under the indenture by an additional trustee;

•

cure any ambiguity, correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture or make any other provisions with respect to matters or questions arising under the indenture; provided that the interests of the holders of the notes are not adversely affected; or

•

conform the text of the indenture or such notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of the indenture or such notes.

The holders of a majority in principal amount of the outstanding notes may waive our compliance with certain restrictive provisions of the indenture as they relate to the notes. The holders of a majority in principal amount of the outstanding notes may waive any past default under the indenture as such default relates to the notes, except a default in the payment of principal, premium or interest on the notes and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding note affected.

Book-Entry, Delivery and Form

The notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds. The notes initially will be represented by notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case, for credit to an account of a direct or indirect participant in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged for notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of global notes for certificated notes.” Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchange of global notes for certificated notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by a Global Note upon surrender by DTC of the Global Note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such Global Note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered or willing or able to act as a depositary;

•	an event of default has occurred and is continuing, and DTC requests the issuance of Certificated Notes; or

•	we determine not to have the notes represented by a Global Note.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Depositary procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Dover takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Dover that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Dover that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described above, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the notes under the indenture. Under the terms of the indenture, Dover and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Dover, the trustee nor any of Dover’s or the trustee’s agents has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Dover that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Dover. Neither Dover nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Dover and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised Dover that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to the Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Dover, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Concerning the Trustee

The Bank of New York Mellon, a New York banking corporation, is the trustee under the indenture. We may maintain deposit accounts or conduct other banking transactions with the trustee in the ordinary course of business.

Governing Law

The indenture and the notes will be governed by, and construed and enforced in accordance with, the laws of the State of New York.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes generally the material United States federal income tax considerations with respect to the acquisition, ownership and disposition of a note.

Unless otherwise indicated, this summary addresses only notes purchased at original issue for their original offering price and held by beneficial owners as capital assets (generally, property held for investment), and does not address all of the United States federal income tax considerations that may be relevant to you in light of your particular circumstances or if you are subject to special treatment under United States federal income tax laws (for example, if you are an insurance company, tax-exempt organization or governmental organization, bank or other financial institution, broker or dealer in securities or currencies, trader in securities that elects to use the mark-to-market method of accounting for your securities holdings, regulated investment company, real estate investment trust, “S” corporation, partnership or other pass-through entity (or person holding notes through such entities), person subject to the alternative minimum tax, United States expatriate, United States person with a functional currency other than the U.S. dollar, person that holds notes as part of a straddle, hedge, conversion, constructive sale, or other integrated financial transaction, controlled foreign corporation, passive foreign investment company, or corporation that accumulates earnings to avoid United States federal income tax).

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our notes should consult its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our notes, as this summary does not address special tax considerations that may be relevant to such a partner.

This summary is based on current provisions of the Code, Treasury Regulations, judicial opinions, published positions of the Internal Revenue Service (the “IRS”), and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice. This summary does not discuss any aspect of state, local or non-United States taxation, or any United States federal tax considerations other than income taxation (such as the Medicare surtax on net investment income or estate or gift taxes).

We may be required to make payments of additional amounts to you under certain circumstances, including those described under “Description of Notes—Change of Control.” Our obligation to pay such excess amounts may implicate the provisions of the United States Treasury Regulations relating to “contingent payment debt instruments.” Under these regulations, however, a contingency will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingency is “remote” or is considered to be “incidental”. We believe that the possibility of any such payment is remote and/or incidental and therefore intend to take the position that such possibility does not result in the notes being treated as “contingent payment debt instruments” under the applicable United States Treasury Regulations. This position is binding on you unless you disclose your contrary position in the manner required by applicable United States Treasury Regulations. It is possible that the IRS may take a different position, in which case you might, among other things, be required to accrue interest income at a higher rate than the stated interest rate and to treat as ordinary interest income any gain realized on a taxable disposition of the notes. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments. You should consult your tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes and the consequences thereof.

We urge prospective investors in the notes to consult their tax advisors regarding the United States federal, state, local and non-United States income and other tax considerations of acquiring, holding and disposing of the notes.

U.S. Holders

This part of the discussion applies to you if you are a “U.S. Holder.” For this purpose, a “U.S. Holder” is a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust, (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or (2) that existed on August 20, 1996, and elected to continue its treatment as a domestic trust.

Payments of Interest

Stated interest on a note generally will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption or Disposition of a Note

Upon the sale, exchange, redemption or other taxable disposition of a note, you generally will recognize taxable gain or loss equal to the difference between (i) the proceeds that you receive on the sale, exchange, redemption or other taxable disposition (other than amounts, if any, attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent not previously included in income, regardless of whether you otherwise recognize an overall loss as a result of the sale, exchange, redemption, or other taxable disposition) and (ii) your adjusted tax basis in the note. The proceeds will include the amount of any cash and the fair market value of any other property received for the note. Your adjusted tax basis in a note generally will be the amount you paid to acquire the note. The gain or loss you recognize on the sale, exchange, redemption or other taxable disposition of a note generally will be capital gain or loss, and generally will be long-term capital gain or loss if, at the time of the sale, exchange, redemption or other taxable disposition, you have held the note for more than one year. Otherwise, such gain or loss will be short-term capital gain or loss. Under current United States federal income tax law, net long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are eligible for taxation at preferential rates. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Unless you are an exempt recipient, backup withholding tax and certain information reporting requirements may apply to payments we make to you of principal and interest on, and proceeds of the sale or exchange before maturity of, a note. Backup withholding and information reporting will not apply to payments that we make on the notes to exempt recipients that establish their status as such, regardless of whether such entities are the beneficial owners of such notes or hold such notes as a custodian, nominee or agent of the beneficial owner. However, with respect to payments made to a custodian, nominee or agent of the beneficial owner, backup withholding and information reporting may apply to payments made by such custodian, nominee or other agent to you unless you are an exempt recipient and establish your status as such.

If you are not an exempt recipient (for example, if you are an individual), backup withholding will not be applicable to payments made to you if you (i) have supplied an accurate Taxpayer Identification Number (usually on an IRS Form W-9), (ii) have not been notified by the IRS that you have failed to properly report payments of interest and dividends and (iii) in certain circumstances, have certified under penalties of perjury that you have received no such notification and have supplied an accurate Taxpayer Identification Number. However, information reporting will be required in such a case.

Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be refunded or allowed as a credit against your United States federal income tax liability, provided that any required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

The following discussion applies to you if you are a “non-U.S. Holder.” A “non-U.S. Holder” is a beneficial owner of a note (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is neither a U.S. Holder nor a former citizen or resident of the United States, in which case you should consult your tax advisor regarding the United States federal income tax consequences of owning or disposing of a note.

Payments of Interest

Payments of interest that we make to you will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for one of the exceptions described below.

Subject to the discussion of backup withholding and FATCA below, no withholding of United States federal income tax will be required with respect to payments we make to you of interest provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•

you are neither (1) a controlled foreign corporation (within the meaning of the Code) that is related to us through actual or constructive stock ownership, nor (2) a bank (within the meaning of the Code) receiving interest on a loan entered into in the ordinary course of its trade or business; and

•	you have provided the required certifications as set forth in Section 871(h) and Section 881(c) of the Code.

To satisfy these certification requirements, you generally will be required to provide in the year in which a payment of interest occurs, or in one of the three preceding years, a statement that:

•	is signed by you under penalties of perjury;

•	certifies that you are the beneficial owner of the notes and are not a United States person; and

•	provides your name and address.

This statement generally may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E and you must inform the recipient of any change in the information on the statement within 30 days of such change. Special certification rules apply to non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If you are engaged in a United States trade or business and interest received by you on a note is effectively connected with your conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment you maintain), you will be exempt from the withholding of United States federal income tax described above, so long as you have provided an IRS Form W-8ECI or substantially similar substitute form stating that interest on the note is effectively connected with your conduct of a trade or business in the United States. In such a case, you will be subject to tax on interest you receive on a net income basis in the same manner as if you were a U.S. Holder. If you are a corporation, you may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable United States income tax treaty) on your earnings and profits for the tax year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

In addition, you may qualify for an exemption from, or a reduced rate of, United States federal withholding tax under a United States income tax treaty. In general, this exemption or reduced rate of tax applies only if you provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, or a substantially similar substitute form, claiming benefits under the applicable United States income tax treaty.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and may be required to be updated periodically. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Disposition of Notes

Subject to the discussion of backup withholding and FATCA below, you generally will not be subject to United States federal income tax on any gain realized upon your sale, exchange, redemption or other taxable disposition of notes (excluding any amount allocable to the accrued and unpaid interest which generally will be treated as interest subject to the rules discussed above in “—Payments of Interest”) unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment you maintain); or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, you may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable United States income tax treaty) on your earnings and profits for the tax year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. If the gain from the sale or disposition of your notes is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States tax at a rate of 30% (or such lower rate as may be specified by an applicable United States income tax treaty) on the amount by which your United States source gains, if any, from the sale or exchange of capital assets exceed your United States source losses, if any, from the sale or exchange of capital assets recognized in the same taxable year by you, provided you timely file a United States federal income tax return with respect to such losses.

Backup Withholding and Information Reporting

Information returns are required to be filed with the IRS in connection with payments of interest on the notes, regardless of whether any tax was actually withheld. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition (including a redemption) of a note. You may be subject to backup withholding on payments on the notes or on the proceeds from a sale or other disposition (including a redemption) of the notes unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. The certification procedures required to claim the exemption from withholding tax on interest described above under “—Payments of Interest” will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code, any regulations or other guidance promulgated thereunder, an agreement described in Section 1471(b)(1) of the Code or any intergovernmental agreement implementing such provisions of the Code or an alternative approach thereto or any laws, regulations, agreements, undertakings or official interpretations implementing any of the foregoing (commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”), a 30% United States federal withholding tax may apply to interest income paid on notes to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, an intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under “—Non-U.S. Holders—Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Under proposed United States Treasury Regulations, upon which taxpayers may rely, gross proceeds from the sale, redemption or other disposition of notes will not be subject to FATCA withholding. Holders should consult their tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of notes.

UNDERWRITING

We intend to offer the notes through the underwriters. Subject to the terms and conditions described in an underwriting agreement and related pricing agreement (together, the “underwriting agreement”) between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the principal amounts of the notes listed opposite their names below.

Underwriter	Principal amount of notes
Goldman Sachs & Co. LLC	$81,000,000
J.P. Morgan Securities LLC	75,000,000
BofA Securities, Inc.	21,000,000
Citigroup Global Markets Inc.	21,000,000
Deutsche Bank Securities Inc.	21,000,000
HSBC Securities (USA) Inc.	21,000,000
ING Financial Markets LLC	15,000,000
Wells Fargo Securities, LLC	15,000,000
Mizuho Securities US Inc.	7,500,000
Scotia Capital (USA) Inc.	7,500,000
Skandinaviska Enskilda Banken AB (publ)	7,500,000
U.S. Bancorp Investment, Inc.	7,500,000

Total	$300,000,000

The underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, to other dealers discounts not in excess of 0.250% of the principal amount of the notes. After the initial public offering of the notes, the public offering price, concessions and discounts may be changed.

The expenses of the offering payable by us, not including the underwriting discount are estimated at $0.80 million. The underwriters have agreed to reimburse us for certain expenses incurred by us in connection with this offering.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make markets in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes (“T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Price Stabilization

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market prices of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the market prices of the notes. If the underwriters create a short position in the notes in connection with the offering (i.e., if they sell more notes than are on the cover page of this prospectus supplement) the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities with respect to the notes may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the market prices of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

Each underwriter has represented and agreed in the underwriting agreement that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision:

the expression “retail investor”

a.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

b.

a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement, the accompanying prospectus and any other material in relation to the notes described herein are being distributed only to, and are directed only at persons outside the United Kingdom or, if in the United Kingdom, persons who are “qualified investors” (as defined in Regulation (EU) 2017/1129) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any investment activity or invitation, offer or agreement to subscribe for, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement, the accompanying prospectus and their contents should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents. The notes are not being offered to the public in the United Kingdom. In addition, in the United Kingdom, each underwriter has represented and agreed that the notes may not be offered other than by an underwriter that:

•

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Market Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, nor the Company nor the notes has been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial markets Supervisory Authority FINMA, and investors in the notes will not benefit from protection or supervision by such authority.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a.

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b.	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

i.

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law;

iv.	as specified in Section 276(7) of the SFA; or

v.	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309(1)(c) of the SFA the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Market Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

a.

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

b.

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

c.

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

d.	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

e.	such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus supplement and accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Other Relationships

The underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of certain of the underwriters are agents and/or lenders under our revolving credit facility. Certain of the underwriters and/or their affiliates may hold positions in the 4.300% Notes and/or the 2.125% Notes, which may be repaid with the net proceeds of this offering, and therefore may receive a portion of such proceeds upon such repayment.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters or their affiliates have a lending relationship with us, and may routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Ivonne M. Cabrera, our Senior Vice President, General Counsel and Secretary, will pass upon the validity of the notes for us. Certain other legal matters will be passed upon for us by Baker & McKenzie LLP. Simpson Thacher & Bartlett LLP will pass upon the validity of the notes for the underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

DEBT SECURITIES

This prospectus contains a general description of the debt securities that Dover Corporation may offer for sale from time to time in one or more offerings. We will describe the specific terms of the debt securities that we offer, and the specific manner in which they may be offered, in one or more prospectus supplements at the time of each offering.

We may sell the debt securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering.

This prospectus may not be used to offer and sell the debt securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. Before you invest in any debt securities, you should read this prospectus and the applicable prospectus supplement or supplements, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our debt securities involves risk. See “Risk Factors” on page 3 of this prospectus.

The date of this prospectus is March 3, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or supplements. We have not authorized any other person to provide you with different information with respect to this offering. This document may only be used where it is legal to sell these securities. You should only assume that the information in this prospectus or any prospectus supplement or supplements is accurate as of the date on the front of the respective document. Our business, properties, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these debt securities in any state where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). By using an automatic shelf registration statement, we may, at any time and from time to time, sell debt securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we use this prospectus to offer debt securities, we will provide you with a prospectus supplement or supplements that will describe the specific terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our debt securities, you should carefully read this document and the applicable prospectus supplement or supplements. Together they provide the specific terms of the debt securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” for information on our company and our business, properties, financial condition, results of operations and prospects.

References in this prospectus to “Dover,” the “Company,” “we,” “us” and “our” refer to Dover Corporation and its subsidiaries.

DOVER CORPORATION

Dover is a diversified global manufacturer delivering innovative equipment and components, specialty systems, consumable supplies, software and digital solutions and support services through its operating segments. Dover was incorporated in 1947 in the State of Delaware and became a publicly traded company in 1955.

Our corporate headquarters are located at Dover Corporation, 3005 Highland Parkway, Downers Grove, IL 60515, and our telephone number is (630) 541-1540.

Our website is www.dovercorporation.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

Our business is subject to risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and other SEC filings. It is possible that our business, properties, financial condition, results of operations or prospects could be materially adversely affected by any of these risks and uncertainties.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, we have filed a registration statement and related exhibits with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.dovercorporation.com. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information at prescribed rates by writing to the public reference section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information which we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.

We incorporate by reference the following documents that we previously filed with the SEC (other than any information in such documents that is deemed not to be filed):

•	our annual report on Form 10-K for the year ended December 31, 2016 (SEC File No. 001-04018); and

•	our current report on Form 8-K, filed with the SEC on February 10, 2017 (SEC File No. 001-04018) (in respect of information reported under Item 5.02 only).

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of the filing of the registration statement and prior to the termination of the offering; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

Dover Corporation

3005 Highland Parkway

Downers Grove, IL 60515

Attention: Corporate Secretary

Telephone: (630) 541-1540

FORWARD-LOOKING STATEMENTS

Statements included in this prospectus and the documents incorporated by reference may constitute “forward-looking statements” within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, foreign exchange, changes in operations, acquisitions, industries in which Dover businesses operate, anticipated market conditions and our positioning, global economics, and operating improvements. Forward-looking statements may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “suggests,” “will,” “plans, “should,” “would,” “could,” and “forecast” or use of the future tense and similar words or phrases but the absence of such words or phrases does not mean that particular statements are not forward-looking. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, among others, the factors discussed under “Risk Factors” in our filings with the SEC incorporated by reference and the factors listed below:

•	oil and gas activity and U.S. industrials activity;

•	conditions and events affecting domestic and global financial and capital markets;

•	oil and natural gas demand, production growth, and prices;

•	changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development;

•	changes in customer demand and capital spending;

•	risks related to our international operations and the ability of our businesses to expand into new geographic markets;

•	the impact of interest rate and currency exchange rate fluctuations;

•	increased competition and pricing pressures;

•	the impact of loss of a significant customer, or loss or non-renewal of significant contracts;

•	the ability of our businesses to adapt to technological developments;

•	the ability of our businesses to develop and launch new products, timing of such launches and risks relating to market acceptance by customers;

•	the relative mix of products and services which impacts margins and operating efficiencies;

•	the impact of loss of a single-source manufacturing facility;

•	short-term capacity constraints;

•

domestic and foreign governmental and public policy changes or developments, including import/export laws and sanctions, tax policies, environmental regulations and conflict minerals disclosure requirements;

•	increases in the cost of raw materials;

•

our ability to identify and successfully consummate value-adding acquisition opportunities or planned divestitures, and to realize anticipated earnings and synergies from acquired businesses and joint ventures;

•	our ability to achieve expected savings from integration and other cost-control initiatives, such as lean and productivity programs as well as efforts to reduce sourcing input costs;

•	the impact of legal compliance risks and litigation, including product recalls;

•	indemnification obligations related to acquired or divested businesses;

•	cybersecurity and privacy risks;

•	protection and validity of patent and other intellectual property rights;

•	goodwill or intangible asset impairment charges;

•	a downgrade in our credit ratings which, among other matters, could make obtaining financing more difficult and costly; and

•	work stoppages, union and works council campaigns and other labor disputes which could impact our productivity.

If known or unknown risks or uncertainties materialize, or if underlying assumptions prove inaccurate, actual results could vary materially from anticipated, estimated or projected results. Any forward-looking statements are made as of the date of the document in which they appear. We do not undertake to update any forward-looking statement that we may make from time to time, except as required by law.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, any future acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes included in documents incorporated by reference in this prospectus.

	Years Ended December 31,
	2016	2015	2014	2013	2012
Ratios of earnings to fixed charges	5.21x	6.09x	7.85x	7.79x	7.12x

We have computed these ratios by dividing earnings available for fixed charges for each period by fixed charges for that period. We calculated earnings available for fixed charges by adding pre-tax income from continuing operations and fixed charges. Fixed charges represent the sum of interest expense, including the amount we amortize for debt financing costs, capitalized interest and our estimate of the amount of interest within our rental expense.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. We will issue the debt securities under an indenture dated February 8, 2001, as amended, between us and The Bank of New York Mellon, as trustee. A copy of the indenture is filed as or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We may issue debt securities from time to time in one or more series. We will describe in a prospectus supplement the particular terms of each series, or of debt securities forming a part of a series, which are offered by that prospectus supplement. If any information in the prospectus supplement differs from the general terms described below, you should rely on the information in the prospectus supplement with respect to the particular debt securities being offered.

The following description of the debt securities summarizes certain of the material provisions of the indenture and the debt securities. This summary is not intended to be a full restatement of all the terms of the debt securities. We urge you to read the indenture and, with respect to any particular debt securities, the indenture supplement related to such debt securities which will be described in the applicable prospectus supplement or supplements, because they, and not this description, will define your rights as a holder of the debt securities.

The numerical references in parentheses below are to sections of the indenture. Unless otherwise indicated, terms used in the following summary that are defined in the indenture have the meanings used in the indenture.

We conduct substantially all our business through subsidiaries. Although the debt securities are our senior obligations, they are effectively subordinated to all existing and future liabilities of our subsidiaries. The indenture does not restrict the ability of our subsidiaries to incur indebtedness. Because we are a holding company, our ability to service our indebtedness is dependent on dividends and other payments made to us on our investments in our subsidiaries.

General

The indenture provides that we may issue debt securities in separate series from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. (Section 301) The debt securities will be our unsecured obligations and will rank on parity with all of our other unsecured and unsubordinated indebtedness.

We will set forth in the applicable prospectus supplement or supplements the price or prices at which the debt securities we will offer will be issued. We will also describe the following terms of such debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates on which the principal of any of the debt securities will be payable;

•

the person to whom any interest on any of the debt securities of the series will be payable, if other than the person in whose name that debt security is registered at the close of business on the regular record date for such interest;

•

the rate or rates at which any of the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on any of the debt securities will be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions on which we may redeem any of the debt securities in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the option of the holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which we will redeem or purchase any of the debt securities in whole or in part, pursuant to any such obligation;

•	the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•

if other than the currency of the United States of America, (a) the currency, currencies or currency units in which the principal of or any premium or interest on any of the debt securities will be payable, and (b) the manner in which the equivalent of the principal amount thereof in the currency of the United States of America will be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time;

•

if other than the entire principal amount of the debt securities, the portion of the principal amount of any of the debt securities which will be payable upon declaration of acceleration of the maturity thereof;

•

if the principal amount payable at the stated maturity of any of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date, or, in any such case, the manner in which the deemed principal amount is to be determined;

•

if applicable, that the debt securities, in whole or any specified part, are defeasible pursuant to certain provisions of the indenture and, if other than by a board resolution, the manner in which any election by the Company to defease such securities shall be evidenced;

•

whether any of the debt securities will be issuable in whole or in part in the form of one or more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends any such global security will bear in addition to or in lieu of the legend referred to in the indenture;

•

if different from those described in the indenture, any circumstances under which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

•

any addition to or change in the events of default applicable to any of the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indenture applicable to any of the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture. (Section 301)

We may sell debt securities, including original issue discount securities, at a substantial discount below their principal amount. We may describe in the applicable prospectus supplement or supplements certain special United States federal income tax considerations, if any, applicable to debt securities sold at an original issue discount. In addition, we may describe in the applicable prospectus supplement or supplements certain special United States federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement or supplements, only in denominations of $1,000 and integral multiples thereof. (Section 302)

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

Subject to the terms of the indenture and the limitations applicable to global securities, holders may present debt securities for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, at the office of the security registrar or at the office of any transfer agent we designate for such purpose. Holders will not incur any service charge for any registration of transfer or exchange of debt securities. We may require, however, payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration. Such transfer or exchange will occur at such time as the security registrar or such transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. We will name in the applicable prospectus supplement or supplements any transfer agent, in addition to the security registrar, we initially designate for any debt securities. (Section 305) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 1002)

If the debt securities of any series, or of any series and specified terms, are to be redeemed in part, we will not be required to:

•

issue, register the transfer of or exchange any security of that series, or of that series and specified terms, as the case may be, during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such security that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any security so selected for redemption, in whole or in part, except the unredeemed portion of any such security being redeemed in part. (Section 305)

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the debt securities represented thereby. Each global security (a) will be registered in the name of a depositary or a nominee of such depositary identified in the applicable prospectus supplement or supplements, (b) will be deposited with such depositary or nominee or a custodian, and (c) will bear a legend regarding the restrictions on exchanges and registration of transfer of such security referred to below and any such other matters as may be provided for pursuant to the indenture.

Notwithstanding any provision of the indenture or any security described here, no global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as a depositary as required by the indenture;

•	there has occurred and is continuing an event of default with respect to the debt securities represented by such global security; or

•	there exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

All securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. (Sections 204 and 305)

As long as the depositary, or its nominee, is the registered holder of a global security, we will consider the depositary or such nominee, as the case may be, to be the sole owner and holder of such global security and the debt securities represented thereby for all purposes under the debt securities and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:

•	be entitled to have such global security or any debt securities represented thereby registered in their names;

•	receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor; or

•	be considered to be the owners or holders of such global security or any debt securities represented thereby for any purpose under the debt securities or the indenture.

We will make all payments of principal of and any premium and interest on a global security to the depositary or its nominee, as the case may be, as the holder of such security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, and to persons that may hold beneficial interests through these institutions. These institutions are called participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by (a) the depositary, with respect to participants’ interests, or (b) any such participant, with respect to interests of persons held by such participant on their behalf. Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. We, the trustee and any of our agents will not have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a security on any interest payment date will be made to the person in whose name such security, or one or more predecessor securities, is registered at the close of business on the regular record date for such interest. (Section 307)

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to such payment as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement or supplements the corporate trust office of the trustee in The City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement or supplements. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

All moneys we pay to a paying agent for the payment of the principal of or any premium or interest on any security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such security after such time may look only to us for payment of the principal of or any premium or interest on the security. (Section 1003)

Covenants

The indenture contains the following covenants:

Limitation on Secured Debt

We may not, and may not permit any restricted subsidiary to, incur or guarantee any evidence of indebtedness for money borrowed secured by a lien on any (a) principal property or any part thereof, (b) capital stock of a restricted subsidiary we or any restricted subsidiary now own or hereafter acquire or (c) debt of a restricted subsidiary owed to us or any of our restricted subsidiaries, except if:

•	we effectively provide that the debt securities are secured equally and ratably with, or, at our option, prior to, such secured debt; and

•

any other debt required to be so secured, unless the aggregate amount of all such secured debt, plus all our and our restricted subsidiaries’ attributable debt with respect to sale and leaseback transactions involving principal properties (with the exception of such transactions which are excluded under the indenture), would not exceed 10% of our consolidated net tangible assets.

The foregoing restriction will not apply to, and we will exclude from debt in any computation under such restriction, the following items:

•	debt secured by a lien in our favor or in favor of a restricted subsidiary;

•	debt secured by a lien in favor of governmental bodies to secure progress or advance payments or payments pursuant to contracts or statute;

•	debt secured by a lien on property, capital stock or debt existing at the time of acquisition thereof, including acquisition through merger, consolidation or otherwise;

•

debt incurred or guaranteed to finance the acquisition of property, capital stock or debt, or to finance construction on, or improvement or expansion of, property, which debt is incurred within 180 days of such acquisition or completion of construction, improvement or expansion, and is secured solely by a lien on the property, capital stock or debt acquired, constructed, improved or expanded;

•	debt consisting of industrial revenue or pollution control bonds or similar financing secured solely by a lien on the property the subject thereof; or

•	any extension, renewal or replacement of any debt referred to in the third and fourth clauses above. (Section 1008).

Limitation on Sale and Leaseback Transactions

Neither we nor any restricted subsidiary may enter into any sale and leaseback transaction involving any principal property or any part thereof after the date of the indenture unless the aggregate amount of all our attributable debt and that of our restricted subsidiaries with respect to such transactions plus all secured debt to which the restrictions described above apply would not exceed 10% of our consolidated net tangible assets.

The foregoing restriction will not apply to any sale and leaseback transaction, and we will exclude any sale and leaseback transaction from attributable debt in any computation under such restriction, if:

•	the lease is for a period of three years or less, including renewal rights;

•	the lease secures or relates to industrial revenue or pollution control bonds or similar financing;

•	the transaction is between us and a restricted subsidiary or between restricted subsidiaries; or

•

we or such restricted subsidiary, within 180 days after the sale is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of the principal property leased or (B) the fair market value of the principal property leased either to (1) the retirement of debt securities, other of our funded debt ranking on a parity with the debt securities, or funded debt of a restricted subsidiary or (2) the purchase of other property which will constitute a principal property having a value at least equal to the value of the principal property leased. (Section 1009)

Mergers, Consolidations and Certain Sales of Assets

We will not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of our properties and assets to any person or group of affiliated persons or permit any of our restricted subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of our and our restricted subsidiaries’ properties and assets on a consolidated basis to any other person or group of affiliated persons, unless the following conditions, among others, are met. In a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, our successor entity must be organized under the laws of the United States of America or any State thereof or the District of Columbia and must expressly assume, by a supplemental indenture executed and delivered to the trustee in form satisfactory to the trustee, all of our obligations under the indenture. Immediately before and after giving effect to such transaction and treating any debt which becomes our or our restricted subsidiary’s obligation as a result of such transaction as if incurred at the time of the transaction, no event of default or event that with the passing of time or the giving of notice, or both, would constitute an event of default can have occurred and be continuing. If, as a result of any such transaction, our property or assets or that of any restricted subsidiary would become subject to a lien prohibited by the provisions of the indenture, we or our successor entity must have secured the debt securities as required by the indenture.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

•	failure to pay principal of or any premium on any security of that series when due;

•	failure to pay any interest on any debt securities of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when due, in respect of any security of that series;

•

failure to perform any other of our covenants in the indenture, other than a covenant included in the indenture solely for the benefit of a series other than that series, continued for 60 days after written notice has been given by the trustee, or the holders of at least 10% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events in bankruptcy, insolvency or reorganization involving us or any restricted subsidiary. (Section 501)

If an event of default, other than the last event of default described in the paragraph above, with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series, or, in the case of any security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such security, or such other amount in lieu of such principal amount, as may be specified in the terms of such security, to be due and payable immediately. If the last event of default described in the paragraph above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series, or, in the case of any such original issue discount security or other security, such specified amount, will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived as provided in the indenture. (Section 502)

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 512)

No holder of a security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

•

the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507)

However, such limitations do not apply to a suit instituted by a holder of a security for the enforcement of payment of the principal of or any premium or interest on such security on or after the applicable due date specified in such security. (Section 508)

We will furnish to the trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. (Section 1004)

Modification and Waiver

Supplemental Indentures Requiring Consent of Holders

We (with the authorization of our board of directors) and the trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding security affected by such modification or amendment:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any security;

•	reduce the principal amount of, or any premium or interest on, any security;

•	reduce the amount of principal of an original issue discount security or any other security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any security;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•

modify such provisions with respect to modification and waiver except to increase percentages or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected thereby. (Section 902)

Supplemental Indentures Not Requiring Consent of Holders

Without the consent of any holders of debt securities, we and the trustee may supplement the indenture, among other things, to:

•	evidence that another entity has succeeded us and assumed the covenants and obligations of us under the debt securities and the indenture;

•	add covenants for the benefit of the holders of debt securities, or to surrender any right or power conferred to us under the indenture;

•	add additional events of default for the benefit of holders of debt securities;

•

add to or change any provision in the indenture to the extent necessary for the debt securities to be issued in bearer form, and with or without interest coupons, or to permit the issuance of debt securities in uncertificated form;

•

modify or eliminate any provision of the indenture in respect of the debt securities; provided that such modification (A) will not apply to any debt security created prior to the execution of such supplemental indenture and entitled to the benefit of the existing provision, nor modify the rights of the holder of any debt securities with respect to the existing provision or (B) will only become effective with there is no such debt security outstanding;

•	pledge property to the trustee as security for the debt securities;

•	establish the form and terms of any series of debt securities as permitted by in the indenture;

•	evidence any change of the trustee with respect to any series of debt securities, or provide for the administration of the trusts under the indenture by an additional trustee; or

•

cure any ambiguity, correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture or make any other provisions with respect to matters or questions arising under the indenture; provided that the interests of the holders of the debt securities are not adversely affected. (Section 901)

The holders of a majority in principal amount of the outstanding debt securities of any series may waive our compliance with certain restrictive provisions of the indenture. (Section 1010) The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding security of such series affected. (Section 513)

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date:

•

the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity thereof to such date;

•

if, as of such date, the principal amount payable at the stated maturity of a security is not determinable, for example, because it is based on an index, the principal amount of such security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such security; and

•

the principal amount of a security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such security, of the principal amount of such security, or, in the case of a security described in either of the first two clauses above, of the amount described in that clause. Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1302 of the indenture, will not be deemed to be outstanding. (Section 101)

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. Holders of the requisite principal amount of such debt securities within a specified period following the record date must take such action for it to be effective. For any particular record date, this period will be 180 days or such period as we may specify, or as the trustee may specify, if it set the record date, and may be shortened or lengthened, but not beyond 180 days, from time to time. (Section 104)

Redemption

The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement or supplements for that series. Generally, we must send notice of redemption to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:

•	the principal amount being redeemed;

•	the redemption date;

•	the redemption price;

•	the place or places of payment;

•	the CUSIP number of the debt securities being redeemed;

•	whether the redemption is pursuant to a sinking fund; and

•	that on the redemption date, interest will cease to accrue (Section 1104).

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 1105)

If less than all the debt securities are being redeemed, the trustee shall select the debt securities to be redeemed using a method it considers fair. (Section 1103) After the redemption date, such securities shall cease to bear interest, and holders of debt securities which were redeemed will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (Section 1106)

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement or supplements, we may elect, at our option at any time, to have certain provisions of the indenture relating to defeasance and discharge of indebtedness or defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series. (Section 1301)

Defeasance and Discharge

The indenture provides that, upon our exercise of our option, if any, to have Section 1302 of the indenture applied to any debt securities, we will be discharged from all our obligations with respect to such debt securities, except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust, upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

•	we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling; or

•	there has been a change in tax law;

in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option, if any, to have Section 1303 of the indenture applied to any debt securities, we may omit to comply with certain restrictive covenants, including any that may be described in the applicable prospectus supplement or supplements, and the occurrence of certain events of default, including any that may be described in the applicable prospectus supplement or supplements, will be deemed not to be or result in an event of default, in each case with respect to such debt securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments. (Sections 1303 and 1304)

Notices

We will provide notices to holders of debt securities by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)

Title

We, the trustee and any of our agents or those of the trustee may treat the person in whose name a security is registered as the absolute owner of such security, whether or not such security may be overdue, for the purpose of making payment and for all other purposes. (Section 308)

Governing Law

The indenture and the debt securities will be governed by, and construed and enforced in accordance with, the law of the State of New York. (Section 112)

Certain Definitions

Set forth below is a summary of certain defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (Section 101)

“Attributable Debt” means, with respect to a lease in a sale and leaseback transaction, the total net amount of rent required to be paid during the remaining primary term of such lease, discounted at a rate per annum equal to 6.45% calculated in accordance with generally accepted accounting practices. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, utility, operating and labor costs and similar charges.

“Capital Stock” means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participation, including partnership interests, whether general or limited, of such person.

“Consolidated Net Tangible Assets” means the aggregate amount of our assets and that of our subsidiaries after deducting (a) all liabilities other than deferred income taxes, commercial paper, short-term bank debt, funded debt and shareholders’ equity, and (b) all goodwill and other intangibles.

“Funded Debt” means (a) all debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (b) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles, such rental obligations to be included as funded debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of consolidated net tangible assets both as an asset and as funded debt at the amount so capitalized.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, other than any easement not materially impairing usefulness or marketability, encumbrance, preference, priority or other security agreement, or any equivalent of any of the foregoing under the laws of any applicable jurisdiction, on or with respect to such property or assets, including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

“Principal Property” means any facility we or any restricted subsidiary owns the gross book value of which, including related land, improvements, machinery and equipment so owned, without deduction of any depreciation reserves, on the date as of which the determination is being made exceeds 1% of consolidated net tangible assets.

“Restricted Subsidiary” means any subsidiary which owns a principal property.

“Sale and Leaseback Transaction” means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person more than 180 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement will be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Subsidiary” means (a) a corporation more than 50% of the voting stock of which we and/or one or more subsidiaries owns or (b) any other person (other than a corporation) of which we and/or one or more subsidiaries has at least a majority ownership and power to direct the policies, management and affairs.

PLAN OF DISTRIBUTION

We may sell the debt securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the debt securities offered by this prospectus and any prospectus supplement or supplements will be passed upon for us by Ivonne M. Cabrera, Esq., our Senior Vice President, General Counsel and Secretary.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the businesses the registrant acquired as of December 31, 2016) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$300,000,000

Dover Corporation

2.950% Notes due 2029

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman Sachs & Co. LLC

J.P. Morgan

BofA Securities

Citigroup

Deutsche Bank Securities

HSBC

Co-Managers

ING

Mizuho Securities

Scotiabank

SEB

US Bancorp

Wells Fargo Securities

October 28, 2019